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                                  EXHIBIT 24.1

                               POWERS OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David E. Weiss, Robert S. Kocol, Jeffrey M. Dumas and Thomas G. Arnold, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign this Post-Effective Registration Statement on Form S-8 and any and all documents in connection therewith (including amendments hereto), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.



 /s/ David E. Weiss*    Chairman of the Board (Director)          June 1, 2000
 -------------------
 David E. Weiss         President and Chief Executive Officer
                          (Principal Executive Officer)


 /s/ Robert S. Kocol*   Corporate Vice President and              June 1, 2000
 --------------------
Robert S. Kocol         Chief Financial Officer
                          (Principal Financial Officer)



/s/ Thomas G. Arnold*   Vice President and Corporate              June 1, 2000
---------------------
Thomas G. Arnold        Controller principal Accounting Officer)



/s/ James R. Adams*           Director                            June 1, 2000
---------------------
James R. Adams


/s/ William L. Armstrong*     Director                            June 1, 2000
-------------------------
William L. Armstrong



/s/ William R. Hoover*        Director                            June 1, 2000
----------------------
William R. Hoover



/s/ William T. Kerr *          Director                           June 1, 2000
----------------------
William T. Kerr


/s/ Robert E. La Blanc*        Director                           June 1, 2000
------------------------
Robert E. La Blanc


/s/ Robert E. Lee*            Director                            June 1, 2000
------------------
Robert E. Lee


_________________            Director
Richard C. Steadman